Exhibit 10.3

AMENDMENT NO. 8 TO LEASE

THIS AMENDMENT NO. 8 TO LEASE (the “Eighth Amendment”) is made and entered into as of the 21st day of March, 2005 between Landlord and Tenant named below.

LANDLORD:	Long Wharf Drive, LLC
310 Orange Street
New Haven, CT 06510

TENANT:	DSL.net, Inc.
545 Long Wharf Drive
New Haven, CT 06511

BUILDING:	545 Long Wharf Drive
New Haven, CT 06511

WHEREAS, Landlord and Tenant executed a lease dated as of February 5, 1999, as amended by that certain Amendment No. 1 to Lease dated as of June 9, 1999 (the “First Amendment”), that certain Amendment No. 2 to Lease dated as of November 9, 1999, that certain Amendment No. 3 to Lease dated as of January 20, 2000, that certain Amendment No. 4 to Lease dated as of February 8, 2000, that certain Amendment No. 5 to Lease dated as of November 12, 2001, that certain Amendment No. 6 of Lease dated as of April 22, 2002, and that certain Amendment No. 7 to Lease dated as of December 4th, 2002 (collectively, the “Lease”) for 12,078 square feet of space on the Fifth Floor (the “Premises”);

WHEREAS, pursuant to the terms and conditions of the First Amendment, the Tenant leased from Landlord additional space located on the fifth floor of the Building containing 19,422 rentable square feet for a total of 31,500 rentable square feet on the fifth floor (the “Fifth Floor Space”);

WHEREAS, for the purposes of this Eighth Amendment, the term “Premises” shall be equivalent to 31,500 rentable square feet on the Fifth Floor, and shall not include the Sixth Floor Space.

WHEREAS, by this Eighth Amendment, Tenant wishes to extend the term of the Lease with regard to the Fifth Floor Space only; and

WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the new term and base rent for the Fifth Floor Space.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby agree that the Lease is amended as follows:

1. All capitalized terms used in this Eighth Amendment, but not defined herein, shall have the same meanings ascribed thereto in the Lease.

2. The Term of the Lease is hereby extended for the period beginning June 1, 2005 and expiring May 31, 2006 (the “Extension Term”).

3. Tenant shall pay Rent during the Extension Term based upon Twenty-Seven and 50/100 Dollars ($27.50) per rentable square foot per annum and 31,500 rentable square feet as follows: Base Rent of Five Hundred Fifty-Two Thousand Eight Hundred Thirty-One and 30/100 Dollars

($552,831.30) per annum, payable in equal monthly installments of Forty-Six Thousand Sixty-Nine and 27/100 Dollars ($46,069.27), and Additional Rent of Three Hundred Thirteen Thousand Four Hundred Eighteen and 70/100 Dollars ($313,418.70) per annum, payable in equal monthly installments of Twenty-Six Thousand One Hundred Eighteen and 23/ 100 Dollars ($26,118.23).

4. For the duration of the Extension Term, Tenant shall, at no additional costs to Tenant, be entitled to 2.67 unreserved parking spaces for every 1,000 rentable square feet of Fifth Floor Space in the parking facility located on the Property. Tenant shall pay Seventy-Five and No/100 Dollars ($75.00) per parking space per month for any additional parking spaces.

5. Each party represents to the other that it has not dealt with any broker, agent of other intermediary, other than Sentry Commercial Real Estate, who is or may be entitled to be paid a broker commission or finder’s fee in connection with this Eighth Amendment. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated in this Paragraph 5. The representations and obligations contained in this Paragraph 5 shall survive the termination of the Lease. Landlord shall be solely responsible for payment of real estate brokerage commissions to Sentry Commercial Real Estate based on 2.5% of Base Rent of the Extension Term.

6. Any provisions or exhibits in the Lease purporting to give Tenant any right to extend or renew or extend the term of the Lease with regard to the Fifth Floor Space are hereby void and of no force or effect.

7. Submission of this Sublease by Landlord or Landlord's agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord; and Landlord shall have no obligations under this Sublease unless and until this Sublease is fully executed and delivered by both Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Sublease to Landlord or Landlord's agent, or their respective agents or representatives, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

8. Except as modified by this Eighth Amendment, the terms and provisions of the Lease are hereby confirmed and ratified, and that instrument shall remain in full force and effect as modified herein.

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IN WITNESS WHEREOF, Landlord and Tenant have signed this Eighth Amendment as of the day and year first above written.

LANDLORD:

Long Wharf Drive, LLC

By: /s/ Rolando Arredondo
Name: Rolando Arredondo
Its: Reg. Manager

TENANT:

DSL.net, Inc.

By: /s/ Robert Kalina
Name: Robert Kalina
Its: Vice President - Business Operations

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